Exhibit 99.2

Grakon Parent, Inc. and Subsidiaries

Unaudited Condensed Consolidated Financial Statements
As of June 30, 2018 and December 31, 2017 and For the Six Months Ended June 30, 2018 and 2017

Grakon Parent, Inc. and Subsidiaries

Unaudited Condensed Consolidated Financial Statements
As of June 30, 2018 and December 31, 2017 and For the Six Months Ended June 30, 2018 and 2017

Grakon Parent, Inc. and Subsidiaries

Contents

Unaudited Condensed Consolidated Financial Statements

Balance Sheets    4

Statements of Income and Comprehensive Income    5

Statements of Changes in Stockholders’ Equity    6

Statements of Cash Flows    7

Notes to Unaudited Condensed Consolidated Financial Statements    8-21

Unaudited Condensed Consolidated Financial Statements

Grakon Parent, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

($000's, except share amounts)	June 30, 2018	December 31, 2017

Assets
Current Assets
Cash and cash equivalents	$4,933	$5,037
Accounts receivable, net	31,170	23,353
Inventories, net	23,282	23,057
Prepaid expenses and other assets	8,932	6,770
Total Current Assets	68,317	58,217

Property and Equipment, net	17,151	15,774

Other Assets
Goodwill	103,815	106,243
Intangibles, net	87,378	92,526
Deposits	427	450
Deferred tax assets, net	578	321
Total Other Assets	192,198	199,540
Total Assets	$277,666	$273,531

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	16,721	11,480
Accrued liabilities	11,111	11,143
Current portion of long-term debt	5,100	5,100
Revolving credit agreement	—	3,950
Deferred revenue	2,356	1,863
Total Current Liabilities	35,288	33,536
Deferred Tax Liability	3,202	741
Long-Term Debt	76,423	84,097
Total Liabilities	114,913	118,374

Commitments (Notes 10 and 12)

Stockholders' Equity
Preferred Stock, $0.001 par value; 25,000 shares authorized,
no shares issued or outstanding	—	—
Common Stock, $0.001 par value; 300,000 shares authorized,
128,252 shares issued and outstanding	—	—
Additional paid-in capital	132,149	131,972
Accumulated other comprehensive income (loss)	(2,025)	577
Retained earnings	32,629	22,608
Total Stockholders' Equity	162,753	155,157
Total Liabilities and Stockholders' Equity	$277,666	$273,531

See accompanying notes to consolidated financial statements.

Grakon Parent, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income

	Six Months Ended
($000's)	June 30, 2018	June 30, 2017

Net Sales	$85,354	$61,935

Cost of Sales	51,481	36,310

Gross profit	33,873	25,625

Operating Expenses
Selling, general and administrative expenses	12,024	11,676
Depreciation and amortization	6,050	6,555

Total Operating Expenses	18,074	18,231

Operating income	15,799	7,394

Other Income (Expense)
Other income (expense)	353	(239)
Interest expense	(2,601)	(2,886)

Net Other Expense	(2,248)	(3,125)

Income Before Provision For Income Tax	13,551	4,269
Provision for income tax	(3,530)	(1,552)

Net Income	10,021	2,717

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(2,602)	3,108

Comprehensive Income	$7,419	$5,825

See accompanying notes to consolidated financial statements.

Grakon Parent, Inc. and Subsidiaries

Unaudited Consolidated Statements of Changes in Stockholders’ Equity

				Accumulated
			Additional	Other
	Common Stock		Paid-in	Comprehensive	Retained
($000's, except shares)	Shares	Amount	Capital	Income (Loss)	Earnings	Total

Balance, December 31, 2017	128,252	$—	$131,972	$577	$22,608	$155,157

Repurchase of common stock	—	—	(8)	—	—	(8)
Share-based compensation	—	—	185	—	—	185
Foreign currency translation adjustment	—	—	—	(2,602)	—	(2,602)
Net income	—	—	—	—	10,021	10,021

Balance, June 30, 2018	128,252	$—	$132,149	$(2,025)	$32,629	$162,753
		See accompanying notes to condensed consolidated financial statements

Grakon Parent, Inc. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

	Six Months Ended
($000's)	June 30, 2018	June 30, 2017

Operating Activities
Net income	$10,021	$2,717

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,050	6,555
Amortization of deferred financing costs	195	195
Deferred income taxes	2,315	1,551
Changes in accounts receivable reserve	4	114
Change in inventory reserve	23	255
Share-based compensation	185	178
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(7,821)	(3,118)
Inventories	(247)	(5,861)
Prepaid expenses and other assets	(2,162)	(528)
Deposits	23	(55)
Accounts payable	5,241	1,313
Accrued liabilities	(32)	59
Deferred revenue	493	112

Net Cash Provided By Operating Activities	14,288	3,487

Investing Activities
Purchases of property and equipment	(662)	(1,730)

Net Cash Used In Investing Activities	(662)	(1,730)

Financing Activities
Principal payments of long-term debt	(7,900)	(4,050)
Proceeds from revolving line of credit	4,750	2,000
Repayment of revolving line of credit	(8,700)	—
Exercise of stock options	—	6
Repurchase of common stock	(8)	(2)

Net Cash Used In Financing Activities	(11,858)	(2,046)

Effect of Exchange Rate Changes on Cash	(1,872)	(649)

Net Decrease in Cash and Cash Equivalents	(104)	(938)

Cash and Cash Equivalents, beginning of period	5,037	6,575

Cash and Cash Equivalents, end of period	$4,933	$5,637

Cash Paid for:
Interest	$2,457	$3,268
Income Taxes	$—	$—

See accompanying notes to consolidated financial statements.

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

1.	Summary of Significant Accounting Policies

Description of the Company

Grakon Parent, Inc. and Subsidiaries (the "Company") is a manufacturer and supplier of vehicle lighting systems and trim components to global manufacturers. The Company’s products are sold to customers throughout North America and parts of Europe and Asia. The Company is headquartered in Seattle, Washington, and owns subsidiaries that operate in Canada, Hong Kong, China, the Netherlands, and the United Kingdom.

On August 20, 2018, Methode Electronics, Inc. (“Methode”), together with its wholly owned subsidiary Flash Merger Sub Corp., entered into a Merger Agreement (the “Agreement”) with Grakon Parent, Inc., a private company incorporated and registered in Delaware (“Grakon”), and certain other parties named therein. Pursuant to the Agreement and subject to the terms and conditions set forth therein, Methode acquired all of the issued and outstanding equity shares of Grakon in exchange for cash effective as of September 12, 2018 (the “Transaction”).

Fiscal Year

The Company’s accounting period is a fiscal year consisting of the 52-or-53-week period ending the Sunday nearest to December 31. The fiscal periods included in this report are the six months ended June 30, 2018 and 2017. The year-end balance sheet data was derived from audited financial statements, but does not include all of the information and disclosures required by generally accepted accounting principles in the United States of America (“U.S. GAAP”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. In our opinion, these financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair statement of the results for the interim periods. These financial statements should be read in conjunction with our audited Consolidated Financial Statements for the fiscal year ended December 31, 2017.

Formation of the Company

Grakon Parent, Inc. was formed in October 2014 to ultimately acquire all of the equity of Grakon Intermediate Holdings, LLC.

Principles of Consolidation

The accompanying condensed consolidated financial statements include Grakon Parent, Inc. and the accounts of its wholly owned subsidiaries. These include Grakon Intermediate Holdings, LLC; Grakon Holdings, LLC; Grakon LLC; Grakon Vehicle Components (Dongguan) Co. Ltd. (China); Grakon International (Hong Kong) Ltd.; Grakon Vehicle Components Design (Shenzhen) Co., Ltd. (China); Grakon Europe B.V. (Netherlands), Grakon BMAC Holdings Limited (England & Wales), and Grakon Hamsar Holdings, Ltd. (British Columbia). All significant intercompany accounts and transactions have been eliminated upon consolidation. The condensed consolidated financial statements and notes are presented in thousands of United States dollars, except for share, per share amounts or unless otherwise noted.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available. It is reasonably possible that actual results could materially differ from estimates, including those related to accounts receivable and inventory allowances, impairment of goodwill and long-lived assets, depreciation, share-based compensation expense, and product warranty reserves.

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Cash and Cash Equivalents

Cash and cash equivalents include all highly-liquid investments with original maturities of three months or less, and the carrying amounts approximate fair value.

Accounts Receivable

The Company provides credit terms to its customers for substantially all of its sales. Trade accounts receivable are carried at the invoiced amount less an allowance for doubtful accounts. The Company periodically evaluates its accounts receivable and establishes an allowance for doubtful accounts based on identification of specific risks for uncollectible accounts. Balances are considered past due if payments have not been received from the customer within credit terms. An allowance for doubtful accounts has been provided totaling $173 and $211 as of June 30, 2018 and December 31, 2017, respectively. The Company does not charge interest on outstanding receivables.

Revenue Recognition

Revenue is recognized at the time title of the product is transferred, which is generally when the product is shipped to the customer. Tooling revenue is recognized when the customer approves the tool and accepts ownership. All projects that are incomplete, but billed, are recorded as deferred revenue until the project is completed.

Inventories

Inventories are valued at the lower of cost or net realizable value based on the first-in, first-out ("FIFO") cost method. The Company periodically evaluates inventories for slow-moving and obsolete stock.

Prepaid Expenses and Other Assets

Prepaid expenses and other current assets include non-trade receivables that are collectible in less than 12 months and various prepaid amounts that will be charged to expenses within an annual operating cycle.

Concentration of Credit Risk

Periodically, the balance sheet includes deposits with a federally chartered and FDIC insured bank in excess of federally insured limits. The Company does not anticipate any material adverse effect on its financial position resulting from this credit risk.

In the normal course of business customers are extended credit related to product sales. The Company conducts ongoing credit evaluations and generally requires no collateral or security. Generally, customers are large multinational organizations, and historical credit losses have been insignificant related to accounts receivable.

Sales to four customers, either directly or through their tiered suppliers, represented a significant portion of our business. Net sales to these four customers approximated 24%, 16%, 21% and 11% of net sales, respectively, for the six months ended June 30, 2018 and these four customers accounted for 25%, 16%, 15% and 10% of net sales, respectively, for the six months ended June 30, 2017.

As of June 30, 2018, these same four customers approximated 22%, 21%, 9% and 8% of gross accounts receivable, and at December 31, 2017 approximated 29%, 23%, 5% and 5% of gross accounts receivable.

Foreign operations, including those of acquired entities in Canada and the United Kingdom, as well as ongoing Company owned manufacturing in China, consist of total assets of $69,940 (Canada 40%, United Kingdom 30%, China 25%) at June 30,2018; and total revenues of $16,457 (Canada 64%, United Kingdom 28%) for the six months ended June 30, 2018. Foreign operations consisted of $67,219 in total assets (Canada 43%, United Kingdom 32%, China 20%) at December 31, 2017; and total revenues of $16,187 (Canada 69%, United Kingdom 24%) for the six months ended June 30, 2017.

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Management does not anticipate any material adverse consequences as a result of these concentrations of credit risk.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for repairs and maintenance are charged to expense as incurred, whereas major purchases are capitalized as additions. Depreciation is determined using the straight-line method over the estimated useful lives of the assets, which range between three to twenty years.

Fair Value of Financial Instruments

Financial instruments include cash and cash equivalents, accounts receivable, inventory, accounts payable, accrued liabilities and debt. The carrying amount of cash, accounts receivable, inventory, accounts payable and accrued liabilities as of June 30, 2018 and December 31, 2017, are deemed to approximate fair value because of their liquidity and short term nature. Revolving credit facilities have a variable interest rate. Compared to current rates for credit facilities of a similar nature and degree of risk, the carrying value of the revolving credit facilities approximates fair value based on borrowing rates available to the Company for bank loans with similar terms and maturities. The carrying value of long-term debt on the unaudited condensed consolidated balance sheet approximates fair value, as market interest rates remained generally unchanged from the date of issuance through June 30, 2018.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Income taxes are recognized for: (a) the amount of income taxes payable or refundable for the current period and (b) deferred income tax assets and liabilities for the future tax consequences of events that have been recognized in the condensed consolidated financial statements or income tax returns. The effects of income taxes are measured based on enacted tax laws and rates. Deferred tax assets are evaluated for future realization and reduced by a valuation allowance to the extent the Company believes a portion will not be realized. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience and expectations of future taxable income and capital gains by taxing jurisdiction, the carry-forward periods available to the Company for tax reporting purposes, and other relevant factors.

Uncertainties in income taxes are accounted for under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, which defines the thresholds for recognizing the benefits of tax return positions in the condensed consolidated financial statements as more likely than not to be sustained by the taxing authority. Interest and penalties, if any, related to unrecognized tax benefits, are recorded as a component of income tax expense. The Company is subject to United States federal and state income taxes, as well as taxation in Hong Kong, China, the Netherlands, Canada and the United Kingdom. The Company’s statutes of limitations are closed for all federal and state tax years before 2013. The Company is not currently under Internal Revenue Service, state, or foreign jurisdiction income tax examination.

Foreign Currency

The functional currency of Grakon Parent, Inc. is the U.S. dollar. The Company is exposed to foreign currency exchange risk through our foreign affiliates and equity investments in foreign companies. The foreign subsidiaries and foreign investments report their earnings in their local currencies. The Company translates the foreign assets and liabilities at exchange rates in effect at the balance sheet dates. The Company translates revenues and expenses using average rates during the year. The resulting foreign currency translation adjustments are recorded as a separate component of accumulated other comprehensive income (loss) in the accompanying condensed consolidated balance sheets. The Company does not hedge foreign currency translation risk in the net assets and income reported from these sources.

Deferred Financing Costs

Deferred financing costs are reflected as a direct deduction of the related debt and amortized over the contractual term of the underlying note payable using the effective interest method; except for changing rate debt, where amortization occurs over the expected term of the note payable using the effective interest method. Should an obligation be repaid

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

earlier than its contractual maturity, any remaining deferred financing costs and debt discounts would be charged to earnings at the time of such repayment.

Goodwill and Impairment of Goodwill

Goodwill represents the excess of cost over fair value of identifiable net assets acquired through business purchases. Goodwill is reviewed for impairment on an annual basis or more frequently if indicators of impairment are identified.

Goodwill is evaluated using a qualitative assessment to determine whether it is more likely than not that the fair value of any reporting unit is less than its carrying amount. If it is determined that the fair value of the reporting unit may be less than its carrying amount, goodwill is evaluated using a quantitative impairment test. Otherwise, the Company concludes that no impairment is indicated and the quantitative impairment test is not preformed.

The Company’s qualitative screen includes an assessment of certain factors including, but not limited to, the results of prior year fair value calculations, the reporting unit and overall financial performance, and macroeconomic and industry conditions. The Company considers the qualitative factors and weight of the evidence obtained to determine if it is more likely than not that the reporting units' fair value is less than the carrying amount. Although the Company believes the factors considered in the impairment analysis are reasonable, significant changes in any one of the assumptions used could produce a different result. If, after assessing the qualitative factors, it was determined that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then a quantitative impairment test would be performed. The Company may also elect to proceed directly to the quantitative impairment analysis without considering such qualitative factors.

No triggering events have occurred, and no impairment was recorded, for either of the six months ended June 30, 2018 and 2017.

Intangible Assets

Intangible assets, which include trade names and customer relationships, that represent definite-lived assets acquired as part of business combinations, are amortized over their estimated useful life using the straight-line method. Intangible assets with finite lives are generally amortized using the straight-line method over their estimated economic lives.

Impairment of Long Lived Assets

Long-lived assets and identifiable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be recoverable. Recoverability of these assets or groups of assets is assessed based on a comparison of the carrying amount to the estimated, future net cash flows to be received from those assets. If estimated, future, undiscounted, net cash flows are less than the carrying amount, the asset is considered impaired and expense is recorded at an amount required to reduce the carrying amount to fair value. No impairment of long-lived assets was recorded for either of the six months ended June 30, 2018 and 2017.

Advertising Costs

Advertising costs are expensed as incurred, and totaled $85 and $153 for the six months ended June 30, 2018 and 2017, respectively.

Shipping and Handling Revenues and Costs

Generally customers are responsible for the cost of shipping finished products from the Company’s location to their site. To the extent there are any related revenues or costs associated with shipping products to customers, they are included in Net Sales and Cost of Sales, respectively.

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Rent Expense

Facilities include certain rent-free periods, common area charges, and scheduled rent increases over the related lease terms. The Company recognizes rent expense for its leases on a straight-line basis. Any variances between cash rental payments and straight-line expense are recorded as an accrued liability in the accompanying condensed consolidated balance sheets.

Research and Development Costs

Research and development costs are expensed as incurred.

Comprehensive Income

Comprehensive income is the change in equity during a period resulting from transactions and all other events and circumstances from non-owner sources. Accumulated other comprehensive income (loss), on the accompanying condensed consolidated balance sheet, consists of foreign currency translation adjustments.

Share-Based Compensation

The Company has a share-based incentive compensation plan under which certain officers, employees, and a member of the Board of Directors are participants and may be granted stock options, and stock performance awards. The Company accounts for share-based compensation in accordance with the fair value recognition provisions of ASC 718, Compensation—Stock Compensation. The fair value of stock options is calculated using the Black-Scholes option pricing formula that requires estimates for expected volatility, expected dividends, the risk-free interest rate, and the expected term of the option. Stock options are generally granted in two tiers, those that vest over time, and those that vest based on share performance. Time vested options vest over five years, with 20% vesting annually, and expense is recognized on a straight-line basis separately for each vesting portion of the stock option award. Performance vested options only vest based on the aggregate equity return on the ultimate sale, or change in control of the underlying equity. If any of the assumptions used in the Black-Scholes model or the anticipated number of shares to be awarded change significantly, share-based compensation expense may differ materially in the future from that recorded in the current period. See additional information related to share-based compensation in Note 9 to the condensed consolidated financial statements.

The Company’s unaudited condensed consolidated statements of income includes $185 and $178 of compensation expense related to share-based compensation for the six months ended June 30, 2018 and 30, 2017, respectively.

Product Warranty

Expenses related to product warranty are estimated and recorded at the time products are sold, based on historical and current data and reasonable expectations of the future, regarding the frequency and cost of warranty claims, net of any recoveries. Management takes actions to minimize warranty costs through quality engineering, quality manufacturing and quality improvement programs; however, actual claim costs incurred could materially differ from the estimated amounts and require adjustments to the reserve.

Litigation and Other Contingencies

Management is not aware of any pending legal proceedings that, individually or in the aggregate, are reasonably possible to have a material adverse effect on the Company’s business, operating results, or financial condition. The Company may be subject to a variety of legal proceedings which could arise in the ordinary course of business or from its stockholders. The Company evaluates its exposure to threatened or pending litigation on a regular basis. To the extent required, the Company utilizes its best judgement to evaluate the potential amount of loss related to litigation as well as the potential range of outcomes related to such loss. If necessary, the Company would record a loss contingency if an amount becomes both probable and measurable. In addition, any such proceedings, whether meritorious or not, could be time consuming, costly, and result in the diversion of significant operational resources or management time.

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

New Accounting Pronouncements

In June 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The update gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The ASU, which applies to any entity that enters into contracts to provide goods or services, will supersede current revenue recognition requirements and most industry-specific guidance throughout the Industry Topics of the Codification. The update is effective for the Company for its fiscal year ending near December 31, 2019. The Company is currently reviewing the provisions of this ASU to determine if there will be any material effect on its condensed consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard requires lessees to record, for all leases with a term exceeding 12 months, an asset representing its right to use the underlying asset for the lease term and a liability to make lease payments. The update is effective for the Company for its fiscal year ending near December 31, 2020, and early adoption is permitted. The Company is currently reviewing the provisions of this update to determine if there will be any material effect on its condensed consolidated financial statements, and loan covenants.

In March 2016, the FASB issued ASU No. 2016-09, Stock Compensation Topic 718: Improvements to Employee Share-based Payment Accounting. This ASU simplifies the accounting for stock compensation on income tax accounting, classification of awards as either equity or liabilities, estimating forfeitures, and cash flow presentation. Based on this ASU, an entity should recognize all excess tax benefits and tax deficiencies, including tax benefits of dividends on share-based payment awards, as income tax expense or benefit in the income statement; it does not need to include the effects of windfalls and shortfalls in the annual effective tax rate estimate from continuing operations used for interim reporting purposes.  The ASU also provides an accounting policy election for awards with service conditions to either estimate the number of awards that are expected to vest (consistent with existing U.S. GAAP) or account for forfeitures when they occur. The ASU increases the allowable statutory tax withholding threshold to qualify for equity classification from the minimum statutory withholding requirements up to the maximum statutory tax rate in the applicable jurisdiction(s). The ASU clarifies that cash paid to a taxing authority by an employer when directly withholding equivalent shares for tax withholding purposes should be considered similar to a share repurchase, and thus classified as a financing activity. All other employer withholding taxes on compensation transactions and other events that enter into the determination of net income continue to be presented within operating activities. The new standard is effective for the Company for its fiscal year ending near December 30, 2018. The Company has not yet adopted the provisions of the ASU and is currently evaluating the impacts of adoption on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Intangibles-Goodwill and Other (Topic 350) Simplifying the Accounting for Goodwill Impairment. The main provisions of the ASU are to: (a) remove step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation, and (b) eliminate the need to determine the fair value of individual assets and liabilities of a reporting unit to measure goodwill impairment. The update is effective for the Company for its fiscal year ending near December 31, 2022, but it may be adopted early, if desired. The Company is currently evaluating the impact on its condensed consolidated financial statements and footnote disclosures.

2.	Goodwill and Intangible Assets

Goodwill

After initial recognition, goodwill is measured net of any accumulated impairment losses. Changes in the carrying amount of goodwill as of June 30, 2018 are as follows:

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Balance, December 31, 2017	$106,243

Acquisition of goodwill	—

Effect of foreign currency translation	(2,428)

Balance, June 30, 2018	$103,815

Other Intangible Assets

Intangible assets are amortized over their useful lives and consist of the following:

		As of June 30, 2018
	Useful Life (In Years)	Gross Carrying Amount	Accumulated Amortization	Net	Wtd. Avg Remaining Amortization Periods (Years) as of H1 2018

Tradenames	2 to 10	$20,958	$(8,372)	$12,586	6.10
Existing Customer Relationships	2 to 17	98,614	(23,822)	74,792	9.87

Intangibles, net		$119,572	$(32,194)	$87,378

		As of December 31, 2017
	Useful Life (In Years)	Gross Carrying Amount	Accumulated Amortization	Net	Wtd. Avg Remaining Amortization Periods (Years) as of H1 2018

Tradenames	2 to 10	$20,958	$(7,032)	$13,926	5.98
Existing Customer Relationships	2 to 17	98,614	(20,014)	78,600	9.95

Intangibles, net		$119,572	$(27,046)	$92,526

Existing customer relationships includes backlog from the BMAC acquisition.

Amortization expense related to intangible assets subject to amortization was $5,138 and $5,905 for the six months ended June 30, 2018 and 2017, respectively.

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Estimated annual amortization for intangible assets over the next five years and thereafter is as follows:

As of June 30, 2018

2018	$4,619
2019	9,183
2020	9,183
2021	8,087
2022	7,433
Thereafter	48,873

Total	$87,378

3.	Inventories

Inventories as of June 30, 2018 and December 31, 2017 consist of the following:

	June 30, 2018	December 31, 2017

Raw materials	$10,051	$10,120
Work in process	1,838	1,528
Finished goods	11,393	11,409

Inventories, net	$23,282	$23,057

Inventories reported in the unaudited condensed consolidated balance sheets as of June 30, 2018 and December 31, 2017 are net of write-downs due to obsolescence of $676 and $654, respectively.

4.	Prepaid Expenses and Other Assets

Prepaid Expenses and Other Assets as of June 30, 2018 and December 31, 2017 consist of the following:

	June 30, 2018	December 31, 2017

Prepaid tooling	$4,113	$2,862
Prepaid other	899	1,150
Other current assets	3,920	2,758

Prepaid expenses and other assets	$8,932	$6,770

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

5.	Property and Equipment

Property and equipment as of June 30, 2018 and December 31, 2017 consist of the following:

	Depreciable Lives (Years)	June 30, 2018	December 31, 2017

Machinery and equipment	5 to 10	$11,060	$10,172
Leasehold improvements	15 to 20	4,900	4,754
Computers	3 to 7	2,367	2,326
Furniture and fixtures	7 to 10	1,181	1,219
Tooling	5	3,096	3,083
Software	3 to 5	2,947	2,692
Vehicles	5	155	154
Construction in progress	—	3,208	2,109

Total property and equipment		$28,914	$26,509
Less accumulated depreciation and amortization		(11,763)	(10,735)

Property and Equipment, net		$17,151	$15,774

Depreciation and amortization expense related to property and equipment was $912 and $650 for the six months ended June 30, 2018 and 2017, respectively.

6.	Income Taxes

The provision for income taxes for an interim period is based on an estimated effective income tax rate for the full fiscal year and applies that rate to ordinary year-to-date earnings or loss. The estimated annual effective income tax rate is determined excluding the effects of unusual or significant discrete items that are reported net of the related tax effects and in the period in which they occur. In addition, any effects of enacted tax law or rate changes as well as the Company’s ability to utilize various tax assets is recognized in the period in which the change occurs.

The Company recognized an income tax provision of $3,530 and $1,552 for the six months ended June 30, 2018 and 2017, respectively. The Company’s effective tax rate was 26.1% and 36.4% for the six months ended June 30, 2018 and 2017, respectively. The income tax provision for the six month period ended June 30, 2018 is higher than the U.S. statutory tax rate of 21% primarily due to foreign operations with higher statutory rates as well as the impact of the global intangible low-taxed income (GILTI) rules under U.S. Tax Reform that apply to the Company beginning in 2018. The income tax provision for the six month period ended June 30, 2017 is higher than the U.S. statutory tax rate of 34% at that time primarily due to foreign operations with different statutory rates.

Additionally, the Company’s tax rate was impacted by U.S. Tax Reform, which was enacted on December 22, 2017. U.S. Tax Reform provided for a reduction of the U.S. federal corporate income tax rate from 35% to 21%, effective January 1, 2018. The SEC staff issued Staff Accounting Bulletin ("SAB") 118 to provide certain guidance in determining the accounting for income tax effects of the legislation in the accounting period of enactment as well as provide a one year measurement period to finalize the effects associated with U.S. Tax Reform. In the six months ended June 30, 2018, there has not been a remeasurement associated with the transition tax and other provisions associated with U.S. Tax Reform. The Company will update and finalize the accounting for the tax effects of the enactment of U.S. Tax Reform in future periods as determined and in accordance with the guidance as outlined in SAB 118.

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

7.	Revolving Credit Agreement

The Company has a revolving credit line with syndicated lenders, of which two of the three are minority stockholders of the Company, with a borrowing capacity of $15,000 (see Note 11). Interest is calculated using a reference rate plus an applicable margin, which margin varies depending on the quarterly Senior Leverage Ratio of the Company. The primary interest options available for revolving credit borrowings are: (i) the bank’s revolving index rate, plus the applicable revolver index margin, which is 2.5 percent as of or at June 30, 2018 and December 31, 2017, or (ii) LIBOR, plus the applicable revolver LIBOR margin, which is 3.5 percent as of or at June 30, 2018 and December 31, 2017. The credit line is collateralized by substantially all of the Company’s assets. The note expires on the earliest of: (i) November 25, 2021, or (ii) by voluntary or mandatory reductions, as specified in the credit agreement, or (iii) as a remedy of default. The agreement carries the same covenants as discussed under long-term debt (see Note 8).

At June 30, 2018 and December 31, 2017, there were $0 and $3,950, respectively, in outstanding advances under the facility.

8.	Long-Term Debt

As of June 30, 2018 and December 31, 2017, respectively, the Company had $82,400 and $90,300 in a variable rate, senior term note outstanding with the same lenders as the revolving credit line (see Note 7 and Note 11). The senior term note is presented net of deferred financing costs of $877 and $1,103 at June 30, 2018 and December 31, 2017, respectively, in the condensed consolidated balance sheets.

As with the Revolving Credit Agreement, the note is collateralized by substantially all of the Company’s assets and due November 25, 2021, with quarterly principal payments of $1,275. Interest is calculated using a reference rate plus an applicable margin, which margin varies depending on the quarterly Senior Leverage Ratio of the Company. The primary interest options available are: (i) the bank’s term loan index rate, plus the applicable term loan index margin, which is 3 percent, or (ii) LIBOR, plus the applicable LIBOR term loan margin, which is 4 percent as of or at June 30, 2018 and December 31, 2017. The interest rates in effect at June 30, 2018 were 5.32 percent for LIBOR based loans and 7.00 percent for Index rate based loans. Interest rates in effect at December 31, 2017 were 5.00 percent for LIBOR based loans and 6.75 percent for Index rate based loans.

Long-term debt consists of the following:

	Maturity Dates	Interest Rate	June 30, 2018	December 31, 2017

Senior term note, net	November 25, 2021	Variable	$81,523	$89,197

Less current portion			5,100	5,100

Long-Term Portion			$76,423	$84,097

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

A summary of minimum principal payments on long-term debt for future years is as follows:

As of June 30, 2018

Remainder of 2018	$5,100
2019	5,100
2020	5,100
2021	67,100

$82,400

Debt Covenants

The Company’s financing agreements include certain covenants. The most restrictive are a minimum fixed charge coverage ratio, and a maximum total leverage ratio, which are measured quarterly. The maturity dates for the debt may be accelerated upon the occurrence of various events of default, including breaches of the agreement, certain cross-default situations, certain bankruptcy related situations, and other customary events of default. As of June 30, 2018 and fiscal year ended December 31, 2017 the Company was in compliance with all applicable covenants.

9.	Stock Option Plan

A stock option plan was authorized as of October 31, 2014. The purpose of the plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company or its affiliates, and to promote the success of the Company’s business. The plan is administered by the board of directors, who determines the number of options granted to employees, managers and consultants at its sole discretion.

The board has authorized the issuance of 12,320 non-qualified stock options (4,310 time vested options and 8,010 performance options) under the terms of the plan. Effective January 13, 2017, the board authorized an increase in the available shares for issuance to a total of 12,570 non-qualified stock options (4,400 time vested options and 8,170 performance vested options). According to the terms of the plan, each option shall have an exercise price not less than 100 percent of the estimated fair value of the stock on the date of grant. The plan includes options that have time-based and performance-based vesting. Performance-based vested options are exercisable only upon the sale of the Company. Each grant of an option under the plan shall be evidenced by an option agreement that defines the number of shares, exercise price, vesting and exercisability.

Although unissued, 150 share options have been reserved for issuance to an employee pending completion of specified tasks, and are included as available for grant.

Time Vesting Options

Time Vesting Options have an exercise price of $1 and vest at 20 percent each year in accordance with the stock option plan agreement or immediately upon a sale of the Company, termination of the optionee’s employment by the Company without cause, the optionee’s death or disability, or resignation by the optionee for good reason.

The Company uses the Black-Scholes option pricing model to estimate the fair value of the options granted on the date of grant or modification. The estimated fair value of time vesting options is amortized to share-based compensation expense using the straight-line method over the vesting period of the option. Following is a description of the significant assumptions used in the option-pricing model:

Expected Term - The expected term is the period of time that granted options are expected to be outstanding. The Company estimates the expected term based on historical patterns of option exercises, as well as potential future events that may increase liquidity. These factors are believed to reflect future exercise behavior.

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Expected Volatility - Because the Company’s shares are not traded in an active market, the Company calculates volatility by using the historical stock prices of similar public companies over the estimated life of the option and averaging the volatilities of these companies.

Risk-Free Interest Rate - The Company bases the risk-free interest rate used in the Black-Scholes option valuation model on the market yield in effect at the time of option grant provided from the Federal Reserve Board’s Statistical Releases and historical publications from the Treasury constant maturities rates for the equivalent remaining terms.

Dividends - The Company does not have plans to pay cash dividends in the future. Therefore, the Company uses an expected dividend yield of zero in the Black-Scholes option valuation model.

Forfeitures - The Company estimated a forfeiture rate of 10 percent.

Performance Options

The performance options have an exercise price of $1. The number of shares subject to a performance option, generally 65 percent of each grant, is determined at the date of grant, at the sole discretion of the board.

Performance options vest in tiers based only upon the occurrence of: (i) a sale of the Company, (ii) the optionee has been continuously employed by the Company from the date of grant, and (iii) the Company meets selected total equity return multiple targets. As the vesting is conditioned upon the sale of the Company, no stock option expense has been recorded related to these options.

The Company did not grant any options during six months ended June 30, 2018 and 2017. For the six months ended June 30, 2018 there was $536 of unrecognized compensation expense related to time vested awards that is expected to be recognized over the weighted average remaining vesting period of 2.3 years. Additionally there is $3,420 of unrecognized compensation expense related to performance vested awards that will not be recognized until a qualifying event occurs.

10.	Leases

The majority of the Company’s operations are conducted in premises occupied under non-cancelable lease agreements with initial base terms generally ranging from 3 to 10 years. The Company, at its option, can renew a substantial portion of the leases at defined or then fair rental rates for various periods. Under the terms of the majority of the leases, the Company pays real and personal property taxes, insurance, utilities and maintenance for the property. Certain properties include annual increases based on defined amounts or indexes.

Rent expense under such operating leases amounted to $988 and $915, for the six months ended June 30, 2018 and 2017, respectively.

Future minimum lease payments under operating leases are as follows:

As of June 30, 2018

2018 (remainder of year)	$964
2019	2,043
2020	1,992
2021	1,945
2022	1,952
Thereafter	6,525

Total Future Minimum Lease Payments	$15,421

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

11.	Related-Party Transactions

An annual management fee of $475 is paid to a private equity group that holds the majority equity interest in the Company, and certain of whose management and employees are members of the board of directors of the Company. $238 was paid for the six months ended June 30, 2018 and 2017, respectively.

Most of the Company’s debt holders own equity interests in the Company (see Notes 7 and 8).

12.	Commitments

Product Warranty Liabilities

The Company generally offers warranties covering most of its products. Specific terms and conditions vary depending on the product, customer and the country of sale. Warranty expenses and reserves are estimated and recorded at the time products are sold based on historical data regarding the source, frequency and cost of claims, net of any recoveries. The Company periodically assesses the adequacy of its recorded liabilities and adjusts them as appropriate to reflect actual experience. Product warranty liabilities are included within accrued liabilities on the condensed consolidated balance sheets.

	June 30, 2018	December 31, 2017

Beginning balance	$3,003	$2,545
Additions	589	1,846
Payments	(526)	(1,388)

Ending Balance	$3,066	$3,003

13.	Pre-production Costs Related to Long-Term Supply Arrangements

The Company incurs preproduction engineering and tooling costs related to the products produced for customers under long-term supply agreements. All preproduction engineering costs are expensed. The Company defers any tooling reimbursements made by its customers and generally recognizes the related revenue at the time the tool is put into use. Recognized tooling revenues, which totaled $365 and $528 for the six months ended June 30, 2018 and 2017, respectively, are included in Net Sales in the income statements. Tooling expenses are recognized in same period as related tooling revenue.

Advances paid to suppliers for tooling costs is included in prepaid expenses and other assets, and the deferred tooling revenues included in deferred revenue:

	June 30, 2018	December 31, 2017
Prepaid Tooling Costs
Preproduction costs	$4,113	$2,862
Deferred Tooling Revenue
Deferred revenue	$2,356	$1,863

Grakon Parent, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

14.	Subsequent Events

The Company evaluated subsequent events through November 28, 2018, the date on which the unaudited condensed consolidated financial statements were issued, and determined there was an unrecognized subsequent event that requires disclosure herein. Refer to Note 1 for further detail on the Transaction announced on August 20, 2018 and consummated on September 12, 2018.